SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2005

NBT BANCORP INC.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

DELAWARE	0-14703	16-1268674
----------------------------	-------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
-------------------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code: (607) 337-2265
--------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
-------------------------

On July 25, 2005, NBT Bancorp Inc. issued a press release describing its results of operations for the six months and quarter ending June 30, 2005 as well as announcing a quarterly dividend of $0.19 per share to be paid on September 15, 2005 to shareholders of record on September 1, 2005. That press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

{c} The following is being furnished herewith:

Exhibit No.	Exhibit Description
99.1	Press release text of NBT Bancorp Inc. dated July 25, 2005

        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.
--------------------------------------
(Registrant)

/s/ Michael J. Chewens
--------------------------------------
Michael J. Chewens
Senior Executive Vice President,
Chief Financial Officer and Corporate Secretary

Date: July 26, 2005

Exhibit 99.1
FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Daryl R. Forsythe, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6416

NBT BANCORP ANNOUNCES QUARTERLY EARNINGS OF $13.1 MILLION;
DECLARES CASH DIVIDEND

NORWICH, NY (July 25, 2005) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the quarter ended June 30, 2005, was $13.1 million, or $0.40 per diluted share, up 5% on a per share basis from $12.6 million, or $0.38 per diluted share for the same period a year ago. Return on average assets and return on average equity were 1.22% and 16.21%, respectively, for the quarter ended June 30, 2005, compared with 1.24% and 16.05%, respectively, for the same period in 2004. The increase in net income for the quarter ended June 30, 2005, was primarily the result of a $2.6 million increase in net interest income and a $1.1 million increase in noninterest income that was partially offset by a $2.8 million increase in noninterest expense.

Net income for the six months ended June 30, 2005, was $25.9 million, or $0.79 per diluted share, up 5% on a per share basis compared with $24.9 million or $0.75 per diluted share for the first six months of 2004. Return on average assets and return on average equity were 1.23% and 15.99%, respectively, for the six months ended June 30, 2005, compared with 1.24% and 15.89%, respectively, for the same period in 2004. The increase in net income for the six months ended June 30, 2005, was primarily the result of a $4.4 million increase in net interest income and a $1.3 million increase in noninterest income that was partially offset by an increase in noninterest expense of $4.5 million.

NBT Chairman and CEO Daryl R. Forsythe stated, “We are pleased to report another solid quarter for the Company. Earnings and loan growth continued their positive trends. The combination of exceptional customer service and commercial lending expertise that we provide has attracted and retained a loyal customer base in the markets we serve. In addition, NBT’s expansion efforts into the Albany, Binghamton and northeastern Pennsylvania markets have delivered solid results in the areas of loan and deposit growth as well as noninterest income growth.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at June 30, 2005 were $13.5 million or 0.45% of total loans and leases compared with $13.8 million or 0.50% of total loans and leases at June 30, 2004 and $16.2 million or 0.56% of total loans and leases at December 31, 2004. The Company’s allowance for loan and lease losses was 1.55% of loans and leases at June 30, 2005 compared with 1.58% at June 30, 2004, and 1.57% at December 31, 2004. The ratio of the allowance for loan and lease losses to nonperforming loans was 344.01% at June 30, 2005 compared with 315.52% at June 30, 2004, and 277.75% at December 31, 2004. Annualized net charge-offs to average loans and leases for the six months ended June 30, 2005, were 0.18%, compared with the 0.28% annualized ratio for the six months ended June 30, 2004, and the ratio for the year ended December 31, 2004 of 0.27%. The improvement in credit quality during the second quarter of 2005 was driven mainly by the sale of approximately $5.0 million in nonperforming loans.

For the quarter and six months ended June 30, 2005, the provision for loan and lease losses totaled $2.3 million and $4.1 million, respectively, compared with the $2.4 million and $4.6 million for the same periods in 2004. The slight decrease in the provision for loan and lease losses for the quarter and six months ended June 30, 2005, when compared with the same periods in 2004, was due primarily to improved credit quality and above-mentioned lower charge-offs offset somewhat by strong loan growth, as loans and leases were up 9% at June 30, 2005, when compared with the same period in 2004.

Net Interest Income

Net interest income was up 7% to $39.3 million for the quarter ended June 30, 2005, compared to $36.7 million for the same period a year ago. The increase in net interest income was attributable to 6% growth in average earning assets as well as a modest increase in the Company’s net interest margin, which was 4.02% for the quarter ended June 30, 2005, up from the 3.99% for the same period in 2004. Net interest income for the six months ended June 30, 2005, increased 6%, to $78.1 million from $73.8 million in the same period for 2004. The increase in net interest income was attributable to 6% growth in average earning assets for the period as well as a modest increase in the Company’s net interest margin, which was 4.06% for the six months ended June 30, 2005, up slightly from the 4.04% for the same period in 2004. The improvement in net interest margin for the quarter and the six months ended June 30, 2005, compared to the same periods in 2004 resulted primarily from earning assets repricing up faster than interest-bearing liabilities. NBT President Martin A. Dietrich commented, “Effective management of our balance sheet has enabled NBT to maintain a stable net interest margin over the past several quarters during this period of short-term rising rates.”

Noninterest Income

Noninterest income for the quarter ended June 30, 2005 was $11.1 million, up $1.1 million or 11% from $10.0 million for the same period in 2004. Retirement plan administration fees were $1.2 million. This is a new service from the acquisition of EPIC Advisors, Inc. in January 2005. Other income increased $0.5 million from increases in consumer and commercial banking fees and title search revenue. Offsetting these increases was a $1.0 million decrease in broker/dealer and insurance revenue from the sale of the Company’s broker/dealer subsidiary M. Griffith Inc. in March 2005.

Noninterest income for the six months ended June 30, 2005 was $21.8 million, up $1.3 million or 7% from $20.4 million for the same period in 2004. Retirement plan administration fees totaled $2.0 million, from the previously mentioned acquisition of EPIC Advisors, Inc. in January 2005. ATM and debit card fees increased $0.3 million compared with the same period a year ago, due to growth from transaction deposit accounts, which has led to an increase in the Company’s debit card base. Offsetting these increases was a $1.4 million decrease in broker/dealer and insurance revenue from the previously mentioned sale of the Company’s broker/dealer subsidiary M. Griffith Inc. in March 2005.

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2005 was $28.7 million, up from $25.9 million for the same period in 2004. Salaries and employee benefits for the quarter ended June 30, 2005, increased $2.3 million over the same period in 2004, mainly from higher salaries from merit increases and higher incentive compensation costs. Other operating expense for the quarter ended June 30, 2005, increased $0.5 million compared with the same period in 2004, primarily from increases in insurance costs and loan underwriting expenses.
Noninterest expense for the six months ended June 30, 2005 was $57.6 million, up $4.5 million from $53.1 million for the same period in 2004. The increase in noninterest expense was driven by increases in salaries and employee benefits, occupancy and equipment expense. Salaries and employee benefits increased $3.4 million, mainly from increases in salary expense and employee benefit expense, reflecting merit increases as well as higher pension and incentive compensation costs. Occupancy expense increased $0.3 million from branch expansion in the Albany, Binghamton and northeastern Pennsylvania markets. Equipment expense increased $0.4 million, principally from ATM and technology upgrades.

Balance Sheet

Total assets were $4.4 billion at June 30, 2005 up $0.3 billion from $4.1 billion at June 30, 2004. Loans and leases increased $0.2 billion or 9% from $2.8 billion at June 30, 2004 to $3.0 billion at June 30, 2005. Loan growth was fueled by solid production from consumer and commercial loan products. Total deposits were $3.2 billion at June 30, 2005 up 5% from the same period at June 30, 2004. Stockholders’ equity was $330.7 million representing total equity to total assets of 7.55% at June 30, 2005 compared with $307.7 million or a total equity to total asset ratio of 7.46% at June 30, 2004. Under previously announced stock repurchase plans, the Company acquired 671,543 shares of its common stock at an average price of $22.84 per share totaling $15.3 million for the six months ended June 30, 2005.

Dividend Declared

The NBT Board of Directors declared a third-quarter cash dividend of $0.19 per share at a meeting held today. The dividend will be paid on September 15, 2005 to shareholders of record as of September 1, 2005.

Corporate Overview

NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.4 billion at June 30, 2005. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 114 locations, including 74 NBT Bank offices in upstate New York and 40 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. In June 2005, NBT announced that it had agreed to acquire CNB Bancorp, Inc. (CNB), with total assets of approximately $400 million, which is headquartered in Gloversville, NY. The merger is expected to close in the fourth quarter of 2005 pending regulatory and CNB shareholder approval. More information about NBT and its divisions can be found on the Internet at www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com and www.epic1st.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

FINANCIAL TABLES APPEAR ON FOLLOWING PAGES.

NBT Bancorp Inc.
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
					Net		Percent
	2005		2004		Change		Change
(dollars in thousands, except share and per share data)

Three Months Ended June 30,
Net Income	$13,128		$12,568		$560		4%
Diluted Earnings Per Share	$0.40		$0.38		$0.02		5%
Weighted Average Diluted
Common Shares Outstanding	32,583,600		33,084,126		(500,526)		-2%
Return on Average Assets	1.22%		1.24%		-0.02%		-2%
Return on Average Equity	16.21%		16.05%		0.16%		1%
Net Interest Margin	4.02%		3.99%		0.03%		1%

Six Months Ended June 30,
Net Income	$25,917		$24,939		$978		4%
Diluted Earnings Per Share	$0.79		$0.75		$0.04		5%
Weighted Average Diluted
Common Shares Outstanding	32,779,403		33,128,783		(349,380)		-1%
Return on Average Assets	1.23%		1.24%		-0.01%		-1%
Return on Average Equity	15.99%		15.89%		0.10%		1%
Net Interest Margin	4.06%		4.04%		0.02%		0%

Asset Quality	June 30,		December 31,		June 30,
	2005		2004		2004
Nonaccrual Loans	$13,041		$14,991		$13,240
90 Days Past Due and Still Accruing	$450		$1,186		$541
Total Nonperforming Loans	$13,491		$16,177		$13,781
Other Real Estate Owned (OREO)	$395		$428		$365
Total Nonperforming Loans and OREO	$13,886		$16,605		$14,146
Total Nonperforming Assets	$13,886		$16,605		$14,198
Allowance for Loan and Lease Losses	$46,411		$44,932		$43,482
Year-to-Date (YTD) Net Charge-Offs	$2,637		$7,334		$3,720
Allowance to Loans and Leases	1.55%		1.57%		1.58%
Total Nonperforming Loans to Loans and Leases	0.45%		0.56%		0.50%
Total Nonperforming Assets to Assets	0.32%		0.39%		0.34%
Allowance to Nonperforming Loans	344.01%		277.75%		315.52%
Annualized Net Charge-Offs to
YTD Average Loans and Leases	0.18%		0.27%		0.28%

Capital
Equity to Assets	7.55%		7.89%		7.46%
Book Value Per Share	$10.22		$10.11		$9.43
Tangible Book Value Per Share	$8.62		$8.66		$7.91
Tier 1 Leverage Ratio	6.91%		7.13%		6.90%
Tier 1 Capital Ratio	9.23%		9.78%		9.74%
Total Risk-Based Capital Ratio	10.48%		11.04%		11.00%

Quarterly Common Stock Price	2005		2004		2003
Quarter End	High	Low	High	Low	High	Low
March 31	$25.66	$21.48	$23.00	$21.21	$18.60	$16.75
June 30	$24.15	$20.10	23.18	19.92	19.94	17.37
September 30			24.34	21.02	21.76	19.24
December 31			26.84	21.94	22.78	19.50

NBT Bancorp Inc.
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
			Net	Percent
	2005	2004	Change	Change
		(dollars in thousands, except share and per share data)
Balance Sheet as of June 30,
Loans	$2,995,964	$2,753,625	$242,339	9%
Earning Assets	$4,087,964	$3,860,751	$227,213	6%
Total Assets	$4,381,364	$4,125,374	$255,990	6%
Deposits	$3,178,059	$3,040,609	$137,450	5%
Stockholders’ Equity	$330,749	$307,675	$23,074	7%

Average Balances
Quarter Ended June 30,
Loans	$2,943,631	$2,698,654	$244,977	9%
Securities AFS (excluding unrealized gains or losses)	$955,166	$974,046	($18,880)	-2%
Securities HTM	$88,401	$87,802	$599	1%
Regulatory Equity Investment	$36,617	$33,301	$3,316	10%
Short-Term Interest Bearing Accounts	$6,411	$7,282	($871)	-12%
Total Earning Assets	$4,030,226	$3,801,085	$229,141	6%
Total Assets	$4,307,004	$4,073,144	$233,860	6%
Interest Bearing Deposits	$2,657,197	$2,555,590	$101,607	4%
Non-Interest Bearing Deposits	$521,348	$483,650	$37,698	8%
Short-Term Borrowings	$320,151	$283,701	$36,450	13%
Long-Term Borrowings	$430,452	$388,331	$42,121	11%
Total Interest Bearing Liabilities	$3,407,800	$3,227,622	$180,178	6%
Stockholders’ Equity	$324,801	$314,980	$9,821	3%

Average Balances
Six Months Ended June 30,
Loans	$2,910,426	$2,672,384	$238,042	9%
Securities AFS (excluding unrealized gains or losses)	$954,013	$969,347	($15,334)	-2%
Securities HTM	$86,602	$91,878	($5,276)	-6%
Regulatory Equity Investment	$36,576	$33,648	$2,928	9%
Short-Term Interest Bearing Accounts	$6,569	$7,761	($1,192)	-15%
Total Earning Assets	$3,994,186	$3,775,018	$219,168	6%
Total Assets	$4,272,507	$4,052,714	$219,793	5%
Interest Bearing Deposits	$2,630,965	$2,538,519	$92,446	4%
Non-Interest Bearing Deposits	$513,447	$476,186	$37,261	8%
Short-Term Borrowings	$324,912	$286,658	$38,254	13%
Long-Term Borrowings	$421,890	$387,519	$34,371	9%
Total Interest Bearing Liabilities	$3,377,767	$3,212,696	$165,071	5%
Stockholders’ Equity	$327,360	$315,522	$11,838	4%

NBT Bancorp Inc. and Subsidiaries	June 30,	December 31,	June 30,
Consolidated Balance Sheets (unaudited)	2005	2004	2004
(in thousands)

ASSETS
Cash and due from banks	$118,358	$98,437	$102,705
Short term interest bearing accounts	6,078	8,286	7,240
Securities available for sale, at fair value	961,944	952,542	980,097
Securities held to maturity (fair value of $89,465, $82,712, and	88,771	81,782	79,766
$80,390, at June 30, 2005, December 31, 2004
and June 30, 2004, respectively)
Federal Reserve and Federal Home Loan Bank stock	39,442	36,842	35,994
Loans and leases	2,995,964	2,869,921	2,753,625
Less allowance for loan and lease losses	46,411	44,932	43,482
Net loans and leases	2,949,553	2,824,989	2,710,143
Premises and equipment, net	64,133	63,743	62,008
Goodwill	47,544	45,570	47,521
Intangible assets, net	4,092	2,013	2,189
Bank owned life insurance	32,968	32,302	31,609
Other assets	68,481	65,798	66,102
TOTAL ASSETS	$4,381,364	$4,212,304	$4,125,374

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$569,046	$520,218	$490,573
Savings, NOW, and money market	1,386,720	1,435,561	1,494,278
Time	1,222,293	1,118,059	1,055,758
Total deposits	3,178,059	3,073,838	3,040,609
Short-term borrowings	384,171	338,823	349,144
Long-term debt	419,377	394,523	369,567
Trust preferred debentures	18,720	18,720	18,720
Other liabilities	50,288	54,167	39,659
Total liabilities	4,050,615	3,880,071	3,817,699

Total stockholders' equity	330,749	332,233	307,675

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,381,364	$4,212,304	$4,125,374

	Three months ended		Six months ended
NBT Bancorp Inc. and Subsidiaries	June 30,		June 30,
Consolidated Statements of Income (unaudited)	2005	2004	2005	2004
(in thousands, except per share data
Interest, fee and dividend income:
Loans and leases	$46,260	$39,635	$90,204	$79,529
Securities available for sale	10,226	10,313	20,473	21,082
Securities held to maturity	831	755	1,634	1,552
Other	549	235	1,016	502
Total interest, fee and dividend income	57,866	50,938	113,327	102,665
Interest expense:
Deposits	12,018	9,674	22,738	19,719
Short-term borrowings	2,207	794	4,068	1,587
Long-term debt	4,032	3,627	7,840	7,242
Trust preferred debentures	285	163	543	343
Total interest expense	18,542	14,258	35,189	28,891
Net interest income	39,324	36,680	78,138	73,774
Provision for loan and lease losses	2,320	2,428	4,116	4,552
Net interest income after provision for loan and lease losses	37,004	34,252	74,022	69,222
Noninterest income:
Trust	1,251	1,142	2,503	2,249
Service charges on deposit accounts	4,311	4,090	8,240	8,127
ATM and debit card fees	1,544	1,396	2,944	2,654
Broker/dealer and insurance revenue	736	1,783	2,088	3,514
Net securities gains	51	29	47	38
Bank owned life insurance income	333	409	666	794
Retirement plan administration fees	1,156	-	2,019	-
Other	1,673	1,140	3,259	3,056
Total noninterest income	11,055	9,989	21,766	20,432
Noninterest expense:
Salaries and employee benefits	14,848	12,542	30,071	26,655
Office supplies and postage	1,121	1,143	2,271	2,174
Occupancy	2,550	2,446	5,338	5,044
Equipment	1,931	1,781	4,027	3,634
Professional fees and outside services	1,381	1,424	3,056	3,056
Data processing and communications	2,530	2,852	5,188	5,544
Amortization of intangible assets	142	71	260	142
Loan collection and other real estate owned	208	99	609	471
Other operating	3,985	3,505	6,757	6,345
Total noninterest expense	28,696	25,863	57,577	53,065
Income before income taxes	19,363	18,378	38,211	36,589
Income taxes	6,235	5,810	12,294	11,650
Net income	$13,128	$12,568	$25,917	$24,939
Earnings Per Share:
Basic	$0.41	$0.38	$0.80	$0.76
Diluted	$0.40	$0.38	$0.79	$0.75

NBT Bancorp Inc. and Subsidiaries	2Q	1Q	4Q	3Q	2Q
Quarterly Consolidated Statements of Income (unaudited)	2005	2005	2004	2004	2004
(in thousands, except per share data)
Interest, fee and dividend income:
Loans	$46,260	$43,944	$42,983	$41,283	$39,635
Securities available for sale	10,226	10,247	10,398	10,784	10,313
Securities held to maturity	831	803	761	731	755
Other	549	467	279	295	235
Total interest, fee and dividend income	57,866	55,461	54,421	53,093	50,938
Interest expense:
Deposits	12,018	10,720	10,299	9,743	9,674
Short-term borrowings	2,207	1,861	1,307	1,192	794
Long-term debt	4,032	3,808	3,919	3,861	3,627
Trust preferred debentures	285	258	235	245	163
Total interest expense	18,542	16,647	15,760	15,041	14,258
Net interest income	39,324	38,814	38,661	38,052	36,680
Provision for loan and lease losses	2,320	1,796	2,750	2,313	2,428
Net interest income after provision for loan and lease losses	37,004	37,018	35,911	35,739	34,252
Noninterest income:
Trust	1,251	1,252	1,174	1,182	1,142
Service charges on deposit accounts	4,311	3,929	4,184	4,159	4,090
ATM and debit card fees	1,544	1,400	1,402	1,474	1,396
Broker/dealer and insurance fees	736	1,352	1,572	1,696	1,783
Net securities gains (losses)	51	(4)	160	18	29
Bank owned life insurance income	333	333	345	348	409
Retirement plan administration fees	1,156	863	-	-	-
Other	1,673	1,586	1,503	1,240	1,140
Total noninterest income	11,055	10,711	10,340	10,117	9,989
Noninterest expense:
Salaries and employee benefits	14,848	15,223	14,063	13,345	12,542
Office supplies and postage	1,121	1,150	1,118	1,167	1,143
Occupancy	2,550	2,788	2,416	2,445	2,446
Equipment	1,931	2,096	1,998	1,941	1,781
Professional fees and outside services	1,381	1,675	1,583	1,536	1,424
Data processing and communications	2,530	2,658	2,740	2,688	2,852
Amortization of intangible assets	142	118	71	71	71
Loan collection and other real estate owned	208	401	431	339	99
Goodwill impairment	-	-	1,950	-	-
Other operating	3,985	2,772	3,037	3,773	3,505
Total noninterest expense	28,696	28,881	29,407	27,305	25,863
Income before income taxes	19,363	18,848	16,844	18,551	18,378
Income taxes	6,235	6,059	4,353	5,934	5,810
Net income	$13,128	$12,789	$12,491	$12,617	$12,568
Earnings per share:
Basic	$0.41	$0.39	$0.38	$0.38	$0.38
Diluted	$0.40	$0.39	$0.38	$0.38	$0.38